EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints MICHAEL L. ELICH and GARY E. KRAMER, and either of them, true and lawful attorneys-in-fact and agents, to sign a registration statement on Form S-8 to be filed by Barrett Business Services, Inc., a Maryland corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 300,000 shares of common stock, $.01 par value per share, of Barrett Business Services, Inc., to be issued pursuant to the Barrett Business Services, Inc., 2019 Employee Stock Purchase Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of this 29th day of May, 2019.

Signature	Title

/s/ Michael L. Elich	President and Chief Executive Officer and
Michael L. Elich	Director (Principal Executive Officer)

/s/ Gary E. Kramer	Vice President-Finance, Treasurer and Secretary
Gary E. Kramer	(Principal Financial and Accounting Officer)

/s/ Thomas J. Carley	Director
Thomas J. Carley

/s/ Thomas B. Cusick	Director
Thomas B. Cusick

/s/ James B. Hicks, Ph.D.	Director
James B. Hicks, Ph.D.

/s/ Jon L. Justesen	Director
Jon L. Justesen

/s/ Anthony Meeker	Director
Anthony Meeker

/s/ Vincent P. Price	Director
Vincent P. Price